Exhibit 99.3

[Letterhead of iResearch Consulting Group]

April 16th, 2021

Manycore Tech Inc.

Floor 11, Building 1, Matrix International

No. 515 Yuhangtang Road

Gongshu District, Hang Zhou

People’s Republic of China

Re: Consent of iResearch Consulting Group

Ladies and Gentlemen,

We understand that Manycore Tech Inc. (the “Company”) plans to file a registration statement on Form F-1 (the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, in connection with its proposed initial public offering (the “Proposed IPO”).

We have reviewed the section in the Registration Statement entitled “Industry Overview” and confirm its accuracy, and we acknowledge that such information may also be referred to in other sections of the Registration Statement.

We hereby consent to the use of and references to our name (including the naming of our company as an expert in the Registration Statement) and the inclusion of information, data and statements from our research reports and amendments thereto (collectively, the “Reports”), and any subsequent amendments to the Reports, as well as the citation of our independent valuation reports and amendments thereto, (i) in the Registration Statement and any amendments thereto, including, but not limited to, under the “Prospectus Summary,” “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Industry Overview” and “Business” sections; (ii) in any written correspondence with the SEC, (iii) in any other future filings with the SEC by the Company, including, without limitation, filings on Form 20-F, Form 6-K and other SEC filings (collectively, the “SEC Filings”), (iv) on the websites or in the publicity materials of the Company and its subsidiaries and affiliates, (v) in institutional and retail roadshows and other activities in connection with the Proposed IPO, and (vi) in other publicity and marketing materials in connection with the Proposed IPO.

We further hereby consent to the filing of this letter as an exhibit to the Registration Statement and any amendments thereto and as an exhibit to any other SEC Filings by the Company for the use of our data and information cited for the above-mentioned purposes.

[Signature page follows]

Yours faithfully,

For and on behalf of iResearch Consulting Group

/s/ Nelly JIN
Name:	Nelly JIN
Title:	Partner

[Signature Page to Industry Consultant Consent Letter]